                           LETTERHEAD OF STIBBE P.C.


                                                                  March 19, 2001


Completel Europe N.V.
Drentestraat 24
1083 HK Amsterdam
The Netherlands


Ladies and Gentlemen:

We have acted as legal counsel in the Netherlands to Completel Europe N.V., a public limited liability company under the laws of The Netherlands (the "Company"), in connection with the filing by the Company under the Securities Act of 1933, as amended, of a registration statement on Form S-8, dated the date hereof (the "Registration Statement") with the United States Securities and Exchange Commission. The Registration Statement relates to the registration of 18,919,960 ordinary shares of the Company issuable from time to time under the CompleTel Europe N.V. 2000 Stock Option Plan (the "Option Shares").

In rendering this opinion we have examined and relied upon the following documents:

1. The Completel Europe N.V. 2000 Stock Option Plan as amended December 20, 2000 and as filed with the Registration Statement (the "Plan");

2.       the Registration Statement;

3. an excerpt dated the date hereof of the registration of the Company in the Trade Register of the Chamber of Commerce of Amsterdam, The Netherlands (the "Excerpt");

4. a copy of the Deed of Incorporation of the Company (the "Deed of Incorporation"), executed on December 14, 1998;

5. the current articles of association (STATUTEN) of the Company, executed on March 30, 2000, which according to the Extract are in force on the date hereof (the "Articles");

6.       a shareholders' resolution dated March 29, 2000;

7.       a resolution by the Board of Directors of the Company dated December
         19, 2000;

8. a resolution by the Supervisory Board of the Company dated December 20, 2000;

9. a company certificate of even date attached hereto as ANNEX 1 (the "Company Certificate");


and such other documents and such treaties, laws, rules, regulations, and the like, as we have deemed necessary as a basis for the opinions hereinafter expressed.

We have assumed:

(i)      the genuineness of all signatures;

(ii) the authenticity of all the agreements, certificates, and other documents submitted to us as originals;

(iii) the conformity to the originals of all documents submitted to us as copies;

(iv) any options underlying the Option Shares will be validly granted pursuant to and in accordance with the provisions of the Plan, the Articles and the laws of the Netherlands to eligible participants in the Plan;

(v) that any Option Shares will be issued, offered, sold, delivered, duly accepted by the subscribers therefor, persons entitled to purchase Option Shares under the Plan, (a) as contemplated and in accordance with the Plan and the Registration Statement, (b) in accordance with any applicable law other than the laws of the Netherlands; and (c) upon issue of each Option Share at least a consideration (in cash or in kind) will be paid to the Company on such Option Share with a value equal to the nominal amount thereof and any premium agreed upon;

(vi) no relevant amendment of the laws of the Netherlands and or the Articles will occur between now and the issue of any Option Shares;

(vii) that each time when an Option Share is issued, the authorized capital ("maatschappelijk kapitaal") and the issued capital ("geplaatst kapitaal") of the Company are such that such Option Share can be validly issued; and

(viii) that the contents of the Excerpt and the Company Certificate are true and complete as of the date hereof.

Based on the foregoing and subject to any factual matters or documents not disclosed to us in the course of our investigation, and subject to the qualifications and limitations stated hereafter, we are of the opinion that:

1. The Company has been duly incorporated and is validly existing under the law of the Netherlands as a legal entity in the form of a "Naamloze Vennootschap".

2. The Option Shares, if and when issued by the Company under the circumstances contemplated by the plan and the Registration Statement, will be validly issued, fully paid and non-assessable.

The opinions expressed above are subject to the following qualification:

We express no opinion on any law other than the law of The Netherlands as it currently stands and has been interpreted in published case law of the courts of The Netherlands as per the date hereof. We express no opinion on any laws of the European Communities

(insofar as not implemented in The Netherlands in statutes or other regulations of general application).

This opinion is strictly limited to the matters stated herein and may not be read as extending by implication to any matters not specifically referred to. Nothing in this opinion should be taken as expressing an opinion in respect of any representations or warranties, or other information, or any other document examined in connection with this opinion except as expressly confirmed herein.

Terms and expressions of law and legal concepts as used in this opinion have the meaning attributed to them under the laws of the Netherlands and this opinion should be read and understand accordingly.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

Yours sincerely,


Stibbe P.C.